UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

SEAGATE TECHNOLOGY

(Exact name of registrant as specified in its charter)

Cayman Islands	001-31560	98-0355609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	Not Applicable
(Address of principal executive offices)	(Zip Code)

(345) 949-8066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 8, 2005, a former employee filed a complaint against us in the U.S. District Court for the Northern District of California alleging, among a variety of alternative theories of liability, that he was terminated for reporting certain alleged financial and contracting improprieties within our travel department, and claiming unspecified damages. The former employee has advanced these claims in various administrative forums over the past year and we believe that we understand them well. We believe that the allegations of this former employee are without merit and intend to defend ourselves vigorously, and we anticipate that this lawsuit will have no material effect on our financial condition or results of operations.

The information contained in this Current Report on Form 8-K is “filed” but not “furnished” for purposes of Section 18 of the Securities Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2005	SEAGATE TECHNOLOGY

	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary